Exhibit 99.3

Frequently Asked Questions

Mill Road Capital Acquisition of R.G. Barry

May 2, 2014

The answers given below are summary in nature, and are not intended to be comprehensive. If you desire additional detail, we would urge you to read the Agreement and Plan of Merger (“merger agreement”) among R.G. Barry Corporation, MRGB Hold Co., and MRVK Merger Co. dated May 1, 2014 and the proxy statement that we intend to file in connection with our solicitation of proxies for a special meeting of our shareholders that will be held to vote on a proposal to adopt the merger agreement. A copy of the merger agreement is available on the website of the Securities and Exchange Commission (the “SEC”), www.sec.gov, in R.G. Barry’s Form 8-K filed on May 2, 2014. It is also available on our website, www.rgbarry.com, under “Investor Relations” and then “SEC Filings.”

In this Q&A we refer to R.G. Barry Corporation as “R.G. Barry,” the “Company,” “we” or “us,” and we refer to MRGB Hold Co., MRVK Merger Co. and Mill Road Capital II, L.P. all together as “Mill Road.”

1.	Who is Mill Road Capital?

Mill Road invests in small public companies in North America, like us, and has been one of our largest investors for over five years.

2.	What are the terms of the acquisition?

The acquisition will be structured as a merger. To accomplish the merger, Mill Road formed a holding corporation (“parent”) and a subsidiary corporation (“merger sub”). In the merger, merger sub will merge into R.G. Barry, and R.G. Barry will survive the merger as a wholly-owned subsidiary of parent. At the effective time of the merger, each outstanding R.G. Barry common share (other than shares owned by us and Mill Road and shares for which shareholders have made a demand for appraisal under Ohio law) will be converted into the right to receive $19.00 in cash, without interest. Equity awards made under our plans will be paid in accordance with the terms of the applicable plans and award agreements. The merger is subject to approval by our shareholders, clearance under antitrust laws and other customary closing conditions.

3.	Will the Company continue to pay its regular quarterly dividend prior to the merger?

No. As required by the merger agreement, our Board of Directors (“Board”) has suspended the payment of the Company’s regular quarterly dividend so long as the merger agreement is in effect.

4.	Can the merger agreement be terminated? Will R.G. Barry have to pay a termination fee?

The merger agreement contains certain termination rights for both us and Mill Road. If the merger agreement is terminated under certain circumstances, we may be obligated to pay Mill Road a termination fee of $5.0 million, and if it is terminated under other circumstances, Mill Road may be obligated to pay us a termination fee of $5.0 million.

5.	Is it possible that another firm might also bid on the company?

The merger agreement permits the Company to solicit, for a period of 30 days after signing (the “go-shop period”), alternative takeover proposals, subject to the parameters specified in the merger agreement. Following the expiration of the go-shop period, the merger agreement permits the

Company to continue discussions with a person from whom the Company received a takeover proposal prior to such expiration, but prohibits the Company from soliciting takeover proposals from other persons. Following the go-shop period, however, the Company may still consider and take other specified actions with respect to unsolicited superior proposals, subject to the parameters specified in the merger agreement.

6.	When will the merger close?

We would expect the merger to close during the third quarter of calendar 2014, barring unforeseen circumstances and assuming that no other bidders present themselves. However, the merger agreement contains certain termination rights for both the Company and parent. Either party will have a right to terminate the merger agreement if the merger is not closed on or prior to October 1, 2014.

7.	Is this a fair price?

The Board has determined that the $19.00 per share price is fair to our shareholders. In making this determination, the Board received and considered extensive evaluation materials and a fairness opinion from its financial advisor, Peter J. Solomon Company, LP.

8.	Does this transaction require shareholder approval?

The merger cannot occur unless the merger agreement is adopted by our shareholders who hold at least a majority of our outstanding common shares at a special meeting of our shareholders. More information on this meeting will be contained in the proxy statement that we expect to send to our shareholders and file with the SEC in connection with the solicitation of proxies for such meeting.

9.	What is the process for getting paid for my shares?

Assuming our shareholders adopt the merger agreement and the merger is completed, you will receive detailed information on how to receive payment for your shares from a paying agent, who will handle the process of receiving stock certificates (if applicable) and making the required payments under the merger agreement.

10.	Who can I contact regarding questions about my stock certificates and/or stock holdings?

If you have any questions regarding the number of shares you own, lost or replacement certificates, transfers, address and name changes or other questions related to your shareholdings, please contact our registrar and transfer agent: Broadridge Corporate Issuer Solutions, Inc., 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19003. You can also contact Broadridge by telephone at 800-733-1121; via E-mail at shareholder@broadridge.com; or via the Internet at www.shareholder.broadridge.com.

Other types of investor-related questions can be best handled through our Investor Relations Department at 614-729-7275 or via email to ryoust@rgbarry.com.

Cautionary Statements; Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger, and all other statements made in this communication that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of

1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those suggested by the projected information in such forward-looking statements. Such risks and uncertainties include, among others: any conditions imposed on the parties in connection with the consummation of the transactions described herein; adoption of the merger agreement by the Company’s shareholders (or the failure to obtain such adoption); the ability to obtain regulatory approvals of the merger and the other transactions contemplated by the merger agreement on the proposed terms and schedule; the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended June 29, 2013, filed with the SEC on September 11, 2013, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. Readers are cautioned not to place undue reliance on the forward-looking statements.

Additional Information and Where to Find It

All parties desiring details regarding the proposed merger and other transactions are urged to review the merger agreement. The Company expects to file with the SEC a proxy statement (in preliminary and definitive form) and other documents in connection with the solicitation of proxies for the special meeting of shareholders to be held to vote on a proposal to adopt the merger agreement. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND OTHER TRANSACTIONS. The proxy statement will be mailed to the Company’s shareholders as of the record date to be established for voting on the merger agreement. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, (614) 729-7275, Attention: Investor Relations; or via email to ryoust@rgbarry.com.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management and employees and Mill Road and its affiliates may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2013 annual meeting filed with the SEC on September 19, 2013. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. The interests of these participants in the transactions contemplated by the merger agreement may be different than those of the Company’s shareholders generally. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.